Exhibit 16.1

July 16, 2018

Securities and Exchange Commission

100 F Street, N.W.

Washington, D.C. 20549

Re: Mobiquity Technologies, Inc.

We have read the statements of Mobiquity Technologies, Inc. included under Item 4.01 of Form 8-K dated July 16, 2018 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ Sadler, Gibb & Associates, LLC

Sadler, Gibb & Associates, LLC